Exhibit 99.1

ARC 2009 EARNINGS EXPECTED TO EXCEED ESTIMATES DUE TO LESS THAN ANTICIPATED DECLINE IN FOURTH QUARTER REVENUE

WALNUT CREEK, California (January 27, 2010) — American Reprographics Company (NYSE: ARP) (“ARC” or the “Company”), the nation’s leading provider of reprographics services and technology, today said that it expects to exceed its previously announced annual earnings per share forecast for 2009. It now anticipates earnings per share (on a fully-diluted basis) to be in the range of $0.35 to $0.38, excluding previously announced one-time charges.

The Company said that its earnings per share performance was the result of a lesser decline in fourth quarter revenues. The Company’s previously announced earnings per share forecast was in the range of $0.27 to $0.33.

ARC executives will be available for comment during the 2009 fourth quarter and year-end earnings call scheduled for February 23, 2010, when they will provide details on the Company’s financial and operational performance for 2009.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” “expects,” “anticipates” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
David Stickney American Reprographics Company Phone: 925-949-5100	Joseph Villalta The Ruth Group Phone: 646-536-7003